SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24710	52-1700207
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

_____________________________

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

          We have agreed to issue an aggregate of 108,100,000 shares of our common stock, par value $0.001 per share, in exchange for $15,640,000 principal amount of our 2½% Convertible Notes due 2009 (the “2½% Notes”) beneficially owned by institutional holders. After giving effect to these exchanges, $193,588,000 aggregate principal amount of the 2½% Notes remain outstanding.

          We will not receive any cash proceeds as a result of the exchange of our common stock for the 2½% Notes, which notes will be retired and cancelled. We executed these transactions to reduce our debt and interest cost, increase our equity, and improve our balance sheet. We may engage in additional exchanges in respect of our outstanding indebtedness if and as favorable opportunities arise.

          The issuance of the shares of our common stock will be made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such Act.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

          On December 19, 2008, James Rhyu, our Senior Vice President and Chief Accounting Officer, informed us that he expects to leave the company in January 2009. We understand that Mr. Rhyu expects to be appointed to a senior financial position at another company.

          The Audit Committee of our Board of Directors has appointed Adrienne E. Calderone to serve as our acting principal accounting officer. Ms. Calderone, 41, has been employed by us since August 2006 as our Senior Vice President and Controller. Prior to the merger with XM, Ms. Calderone served as our principal accounting officer. From August 1994 to August 2006, Ms. Calderone was employed by PanAmSat Corporation, one of the world’s largest fixed satellite services providers. From June 2001 through July 2005, Ms. Calderone served as Vice President & Controller of PanAmSat; from May 1997 through May 2001 she served as Senior Director & Controller; and from August 1994 through April 1997 she served as Assistant Controller of PanAmSat.

          Ms. Calderone receives an annual base salary of $275,000 per year and annual bonuses in an amount determined by the company. In the event we terminate her employment without cause or she terminates her employment for good reason, Ms. Calderone will be entitled to receive severance payments, in the form of salary continuation, for a period of one year and any annual bonus she would have been entitled to receive in the year the termination occurs. We are also obligated to continue certain health and medical benefits for one year following her termination.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: December 22, 2008